UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 27, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2010, PDL BioPharma, Inc. (the “Company”) announced that it has entered into separate privately negotiated exchange agreements under which it will retire $92.0 million in aggregate principal of the Company’s outstanding 2.00% Convertible Senior Notes due February 15, 2012 (the “Existing Notes”).  Holders of the Existing Notes will receive $92.0 million in aggregate principal of new 2.875% Convertible Senior Notes due February 15, 2015 (the “New Notes”).  Following the exchange, $136.0 million of the Existing Notes will remain outstanding.

In addition, the Company announced that it entered into privately negotiated agreements to place an additional $88.0 million in aggregate principal of the New Notes for cash.  The net cash proceeds from the issuance of such New Notes will be used for corporate, capital management and business development purposes.

The issuance of the New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemption from registration provided by Section 4(2) thereof.  The shares of the Company’s common stock issuable upon the conversion of the New Notes have been reserved for issuance by the Company and listed on the NASDAQ Stock Market.

The agreements executed in connection with the issuance of the New Notes contain representations and warranties to support the Company’s reasonable belief that the holders and investors (i) had access to information concerning the Company’s operations and financial condition, (ii) are either accredited investors or qualified institutional buyers as defined by the rules promulgated under the Securities Act and (iii) are not affiliates of the Company, among other matters.

The New Notes will be issued pursuant to an indenture between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “New Notes Indenture”).

The following table outlines the terms of the New Notes:

New Notes – Summary of Terms

Principal Amount	$180,000,000

Ranking	Senior

Interest Rate	2.875%

Conversion Price	$7.11

Dividend Threshold Amount for Calculation of Adjustment to Conversion Rate	$0.00

Maturity Date	2/15/2015

Optional Redemption
The Company may redeem the New Notes, at any time on or after August 15, 2014, on at least 10 days and no more than 60 days notice, in whole or in part, at a redemption price equal to 100% of the New Notes to be redeemed together with accrued but unpaid interest thereon

Registration Rights
No registration rights.  In accordance with Rule 144 under the Securities Act, New Notes issued solely in exchange for Existing Notes, and the shares of common stock into which such New Notes are convertible, will be freely tradable immediately upon issuance.  All other New Notes (whether issued to an investor for cash or both in an exchange for Existing Notes and for cash) and the shares of common stock into which such New Notes are convertible will be restricted securities but eligible for resale in accordance with the requirements of Rule 144A under the Securities Act

Conversion by Holders	The New Notes are freely convertible at any time prior to the maturity Settlement in common stock only, except for cash payments for fractional shares

Limitation on Remedies for Event of Default Relating to a Filing Failure
For the first 180 days after the occurrence of an event of default relating to a filing failure, the Company may elect to pay an extension fee accruing at the rate of 1% per annum of the aggregate principal amount of the New Notes outstanding at that time

Adjustment to the Conversion Rate upon a Fundamental Change	Payable in additional shares of common stock, as set forth in the New Notes Indenture

Qualification under Trust Indenture Act	The New Notes Indenture will not be qualified under the Trust Indenture Trust Act and holders will not be entitled to the protection of any provisions of the Trust Indenture Act

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.  The exchange and issuance is expected to close on or about November 1, 2010.

The foregoing description of the terms of the New Notes and the New Notes Indenture is qualified in its entirety by reference to the full text of the form of New Note and form of New Notes Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K.  A copy of the basic forms of exchange and purchase agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Certain information required by Item 2.03 is contained in Item 1.01 and is incorporated by reference.

The New Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future senior debt and will be senior to all its future subordinated debt and will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries. In addition, the New Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the collateral securing such debt.

The New Notes are subject to acceleration upon the occurrence of an “event of default” as set forth in the New Notes Indenture, which consists generally of (i) default in the payment of any interest on any New Note when the same becomes due and payable and the default continues for a period of 30 days, (ii) default in the payment of any principal of (including, without limitation, any premium, if any, on) any New Note when the same becomes due and payable, (iii) failure to comply with any of the Company’s other agreements contained in the New Notes or the New Notes indenture and the default continues for the period and after the specified notice, (iv) default in the payment of the purchase price of any New Note when the same becomes due and payable (v) failure to provide notice of a Fundamental Change (as that term is defined in the New Notes Indenture) to the Trustee and to each holder of the New Notes (a “Holder”) if required by Section 3.9 of the New Notes Indenture for a period of 30 days after notice of failure to do so, (vi) any indebtedness of the Company or any significant subsidiary (as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”)) with an aggregate outstanding principal amount then outstanding in excess of $25,000,000 is not paid at final maturity thereof (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after written notice of such default has been delivered to the Company by Holders of at least 25% in aggregate principal of the New Notes then outstanding and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act).

The New Notes also provide the holders thereof the right, under certain circumstances, to require the Company to repurchase any or all of the New Notes held by such holder for cash at an amount equal to 100% of the principal amount of the New Notes to be repurchased plus accrued and unpaid interest upon the occurrence of a Fundamental Change (as defined in the New Notes Indenture).

The foregoing description of the terms of the New Notes indenture and the New Notes is qualified in its entirety by reference to the full text of the form of New Notes Indenture and form of New Note filed as Exhibit 4.1 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Certain information required by Item 3.02 is contained in Item 1.01 and is incorporated by reference.  The Company will issue the New Notes in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

A Holder may convert the principal amount of a New Note into the Company’s common stock at any time prior to the close of business on the last business date prior to February 15, 2015, at the conversion rate in effect on the date of conversion.  The Company will not issue fractional shares of common stock upon conversion of New Notes.  The Company will instead pay an amount in cash for the current market value of the fractional shares.

The conversion rate is subject to certain anti-dilution adjustments, as fully set forth in the New Notes Indenture, upon the occurrence of certain events, including (i) dividend payments or distributions on the common stock payable exclusively in shares of common stock, (ii) the issuance of rights or warrants that allow common stockholders to purchase shares of common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price, (iii) subdividing, splitting, combining or reclassifying the outstanding shares of common stock or issuing by reclassification of the shares of common stock any shares of the capital stock of the Company, (iv) distribution to the common stockholders of evidences of indebtedness, securities or assets or certain rights to purchase its securities, but excluding certain distributions, (v) a distribution consisting exclusively of cash to the common stockholders, (vi) a distribution of capital stock or similar equity interest of or relating to a subsidiary of the Company, (vii) a payment in respect of a tender offer or exchange offer by the Company or one of its subsidiaries for the common stock or (viii) a payment in respect of a repurchase of the common stock by the Company or one of its subsidiaries.

The foregoing description of the terms of the New Notes Indenture and the New Notes is qualified in its entirety by reference to the full text of the form of New Notes Indenture and form of New Note filed as Exhibit 4.1 to this Form 8-K.

Item 8.01 Other Events.

A press release announcing the transactions described herein is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statements

This filing and the press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business are disclosed in the “Risk Factors” contained in the Company’s 2009 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1 10.1 10.2 10.3 99.1	New Notes Indenture Form of Exchange Agreement Form of Purchase Agreement Form of Exchange and Purchase Agreement Press Release, dated October 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christine R. Larson
Christine R. Larson
Vice President and Chief Financial Officer

Dated:  October 27, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1 10.1 10.2 10.3 99.1	New Notes Indenture Form of Exchange Agreement Form of Purchase Agreement Form of Exchange and Purchase Agreement Press Release, dated October 27, 2010